Exhibit 10.2

Amendment No. 4 to

Haynes International, Inc.

2009 Restricted Stock Plan

Section 2.01(r) of the Haynes International, Inc. 2009 Restricted Stock Plan (the “Plan”) is hereby amended as follows:

1.              By inserting “(13) net income;” after “(12) free cash flow;”; and

2.              By replacing “(13)” with “(14)” before “any combination of, or a specified increase or decrease in, any of the foregoing.”

All other provisions of the Plan shall remain in full force and effect.